[DESCRIPTION]       MATERIAL CONTRACTS

EX-10.39e                Copy of $6,000,000 Loan Agreement among
           Registrant and Subsidiaries and KeyBank
           National Association dated January 31, 1997

                       $6,000,000

                     LOAN AGREEMENT

                         AMONG

          THE WELLCARE MANAGEMENT GROUP, INC.,
              WELLCARE OF NEW YORK, INC.,
             WELLCARE OF CONNECTICUT, INC.,
            WELLCARE DEVELOPMENT, INC., and
           AGENTE' BENEFIT CONSULTANTS, INC.

                          AND

              KEYBANK NATIONAL ASSOCIATION

                    January 31, 1997

                     LOAN AGREEMENT

     LOAN AGREEMENT, dated as of the ____ day of October, 1996, between THE WELLCARE MANAGEMENT GROUP, INC. ("Management"), a New York corporation and WELLCARE OF NEW YORK, INC. ("WellCare"), a New York corporation, each with an office for the transaction of business located at Park West Office Complex, Hurley Avenue Extension, Kingston, New York 12401, and WELLCARE OF CONNECTICUT, INC. ("Connecticut"), a Connecticut corporation with an office for the transaction of business located at 127 Washington Avenue, North Haven, Connecticut 06473 (the "Borrowers" ), WELLCARE DEVELOPMENT, INC. ("Development") and AGENTE' BENEFIT CONSULTANTS, INC. ("Consultants"), each with an office for the transaction of business located at Park West Office Complex, Hurley Avenue Extension, Kingston, New York 12401 (collectively, with Management, the "Guarantors") and KEYBANK NATIONAL ASSOCIATION, a national banking association with an office for the transaction of business located at 66 South Pearl Street, Albany, New York 12207 (the "Bank").

     WHEREAS, Borrowers desire to borrow from the Bank up to the sum of SIX MILLION AND NO/100THS ($6,000,000.00) DOLLARS (the
"Loan") and the Bank is willing, subject to and upon the terms and conditions herein set forth, to lend such amounts to the Borrowers.

     NOW, THEREFORE, IT IS AGREED:

Article 1  Loan.

     Section 1.1    The Loan.

        Subject to and upon the terms and conditions herein set forth, the Bank shall lend to the Borrowers and the Borrowers shall borrow from the Bank, a sum not to exceed in the aggregate
SIX MILLION AND NO/100THS ($6,000,000.00) DOLLARS (the "Loan") with the understanding that there are sub-limits (the "Sub-Limits") to the amount the Bank will have outstanding at any one time to each entity listed as a Borrower in the following amounts:

        (A)         The "Management Sub-Limit": $3,000,000.00;

        (B)         The "WellCare Sub-Limit":   $6,000,000.00;

        (C)         The "Connecticut Sub-Limit":$2,000,000.00.

     Section 1.2    The Line Of Credit Notes.

        The Loan shall be evidenced by a separate line of credit note payable to the order of the Bank (the "Notes" or the "Line Of Credit Notes") from each of the Borrowers in the amount of each Borrower's Sub-Limit, each of which shall be duly executed by the appropriate Borrower. In the event of a conflict between the provisions of the Notes and this Agreement, the provisions of the Notes shall prevail.

     Section 1.3 Fees. Borrower shall be responsible for the following fees:

     (a) On the date of execution of this Agreement, a facility fee (the "Facility Fee") of $5,000.00.

     (b) Each Borrower will pay a fee (the "Unused Commitment Fee") equal to one-eighth of one percent per annum on the daily average amount by which its Sub-Limit exceeds the aggregate outstanding principal of its Note. The Unused Commitment Fee shall accrue from the date of execution of this Agreement and shall be payable quarterly, in arrears.

     Section 1.4    Qualification for Advances.

        According to the terms and conditions stated herein, advances shall be made to Borrowers in periodic installments and recorded and maintained by the Bank in its internal records which records shall be conclusive as to the information set forth therein absent manifest error.

Article 2. Conditions Precedent.

        The effectiveness of this Agreement and the obligation of the Bank to fund any of the transactions contemplated hereby shall be subject to the satisfaction of the following conditions precedent, at or prior to the time of the Closing Date:

     Section 2.1    Opinions of Counsel.

        The Bank shall have received from counsel for the Borrowers and the Guarantors an opinion addressed to the Bank and dated the Closing Date, in form and substance satisfactory to the Bank. Prior to any advance, the Bank may also require opinions from counsel acceptable to Borrowers and the Bank regarding such matters as may be necessary to reasonably satisfy the Bank as to said matters.

     Section 2.2    Documentation.

        The Bank shall have received the Line Of Credit Notes and guaranties of payment and performance (the "Guaranties") from Development and Consultants as to all advances and from Management as to advances to WellCare and Connecticut.

     Section 2.3    Reaffirmation of Representations and
           Warranties.

        All representations and warranties contained herein or otherwise made to the Bank in connection herewith, shall be true and correct.

     Section 2.4    No Default.

        There shall exist no Event of Default or event which but for the passage of time, the giving of notice or both would constitute an Event of Default.

     Section 2.5    Review by Counsel.

        All corporate and legal proceedings and all documents and instruments in connection with the borrowings contemplated herein shall be satisfactory in form and substance to the Bank and Hiscock & Barclay, counsel to the Bank. The Bank and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which the Bank or its counsel may have reasonably requested in connection therewith, such documents where requested by the Bank or its counsel to be certified by appropriate corporate officers. The Borrowers shall be obligated on a continuing basis for the actual attorneys' fees for the Bank in conjunction with the preparation and review of documents related to advances made to Borrowers pursuant to this Agreement or any other aspect of this Agreement occurring after the date of this Agreement.

     Section 2.6    Borrowers' Certification.

        The Bank shall have received a certificate signed by an executive officer of Borrowers to the effect that:

     (a) Borrowers have complied and are then in compliance with all the terms and covenants of this Agreement which are binding upon it;

     (b) There exists no Event of Default and no event has occurred to the best of Borrowers' knowledge and belief, which, with the giving of notice or the lapse of time, or both, would then constitute such an Event of Default; and

     (c) The representations and warranties contained herein are true in all material respects with the same effect as though such representations and warranties had been made at the time of the Agreement.

     Section 2.7    Corporate Authorizations.

        The Bank shall have received certified copies of all corporate action taken by Borrowers and the Guarantors to authorize this Agreement, the Notes, the Guaranties and the borrowing hereunder.

     Section 2.8    Approval of Counsel.

        All legal matters, including the form, substance and manner of execution of any documents incident to each advance shall be reasonably satisfactory to counsel for the Bank.

     Section 2.9    Guaranties.

        Development and Consultants shall have executed guaranties of payment and performance of the Notes and Management shall have executed a guaranty of payment and performance of the Notes executed by WellCare and Connecticut.

Article 3. Use Of Proceeds.

     Section 3.1    Use of Proceeds.

        This Loan is intended to replace an existing line of credit in the amount of $8,000,000.00 pursuant to which Management and WellCare are borrowers which was entered into on November 7, 1996. The Borrowers agree that the proceeds of the borrowing hereunder shall be used only for the following purposes:

     (A)   Borrowers' working capital needs;

     (B)   Program development costs; and

     (C) Subject to a limit of $1,000,000.00, to acquire entities engaged in businesses similar to those engaged in by Borrowers.

Article 4. Representations And Warranties.

        Borrowers and where noted, the Guarantors represent and warrant to the Bank that:

     Section 4.1    Corporate Standing.

        The Borrowers and the Guarantors are corporations duly organized and validly existing under the laws of the State of New York (except for Connecticut which is duly organized and validly exists under the laws of the State of Connecticut) and have the power to execute all documents as may be necessary to support the financing contemplated herein.

     Section 4.2    No Conflict.

        No provision of the Certificates of Incorporation or By-Laws, and no provision of any existing indenture, contract, or agreement to which any Borrower or any Guarantor is a party, shall be materially violated by the provisions of the loan documents.

     Section 4.3    Due Execution.

        The execution of the loan documents by the Borrowers and the Guarantors and the performance of the transactions contemplated thereby have been duly authorized by all necessary corporate action.

     Section 4.4    Financials.

        The audited financial statements furnished to the Bank fairly reflect the financial condition of the Borrowers and the Guarantors.

     Section 4.5    No Litigation.

        No actions or legal proceedings exist or are threatened against any Borrower or any Guarantor which will materially adversely affect its condition, financial or otherwise, except as disclosed on Schedule "A" annexed hereto.

     Section 4.6    No Tax Deficiencies.

        No tax deficiencies and no past due obligations exist that materially affect the operation of any Borrower or any Guarantor, except those contested in good faith by appropriate proceedings for which adequate reserves with respect to such claims so contested have been set aside on the books.

     Section 4.7    Regulation "U".

        None of the Borrowers or the Guarantors are engaged principally in, or have an important activity in, the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System, ("BGFRS"). No part of the proceeds of the Loan shall be used, now or ultimately, to purchase or carry such stock or extend such credit or violate in any way Regulations G, T, U or X of the BGFRS.

     Section 4.8    ERISA.

        No material violation of the Employee Retirement Income
Security Act of 1974, as amended, ("ERISA") exists which would have a material adverse effect on the financial condition of any Borrower or any Guarantor.

     Section 4.9    Authority To Do Business.

        The Borrowers and the Guarantors are authorized to do business in each State where they conduct business.

Article 5. Financial Covenants.

     Section 5.1    Definitions.

        For the purposes of this Article 7, the following terms shall have the following meanings:

        "Current Assets" - as determined in accordance with GAAP, provided, however, that any of such assets which are subject to a pledge, lien or security interest held by any person or entity other than the Bank to secure payment of any indebtedness which is not included in Current Liabilities shall be excluded from Current Assets to the extent of said indebtedness.

        "Current Liabilities" - as determined in accordance with GAAP and shall include, as of the date of determination thereof: (i) all indebtedness payable on demand or maturing within one (1) year after such date without any option on the part of the obligor to extend or renew beyond such year, (ii) final maturities, installments and prepayments of indebtedness required to be made within one (1) year after such date, (iii) the unpaid principal balance of the Note due within one (1) year after such date and (iv) all other items (including taxes accrued as estimated and reserves for deferred income taxes) which, in accordance with GAAP would be included on a balance sheet as current liabilities.

        "Current Ratio" - as at any date, the ratio of Current
Assets to Current Liabilities.

        "Debt Service" - the sum of (i) all payments of principal and interest on indebtedness for borrowed money which is due and payable during the three hundred sixty-five (365) day period immediately succeeding such date plus (ii) the outstanding balance of the Loan drawn by Management divided by three (3) plus
(iii) the quotient resulting from dividing the outstanding balance of the Loan drawn by WellCare less $3,000,000 by three (3).

        "Debt Service Coverage Ratio" - the ratio of consolidated net income (loss) before interest expense, income taxes, depreciation and amortization to Debt Service.

        "GAAP" - generally accepted accounting principles, consistently applied.

        "Interest Coverage Ratio" - the ratio of net income before interest and taxes to interest expense.

        "Leverage Ratio" - as at any date, the ratio of total liabilities minus subordinated debt to Tangible Net Worth plus subordinated debt.

        "Tangible Capital Base" - the sum of paid in capital, retained earnings, capital stock and subordinated debt minus intangibles and treasury stock, all as determined in accordance with GAAP.

     Section 5.2    Debt Service Coverage Ratio.

        Management and its subsidiaries shall maintain a consolidated Debt Service Coverage Ratio of not less than 1.50 to 1 measured on a quarterly basis (commencing with the quarter ending June 30, 1997) and based upon rolling four-quarter results as disclosed on 10-Q and 10-K Reports.

     Section 5.3    Leverage Ratio.

        Management and its subsidiaries shall maintain a consolidated Leverage Ratio on a consolidated basis of less than
1.2 to 1 as measured on a quarterly basis based on its quarterly
10-Q and annual 10-K Reports.

     Section 5.4    Current Ratio.

        Management and its subsidiaries shall have a consolidated Current Ratio of at least 1 to 1 on the date of execution of this Agreement and shall maintain a Current Ratio of not less than 1.5 to 1 at the end of each fiscal quarter thereafter as measured on its quarterly 10-Q and annual 10-K
Reports.

     Section 5.5    Tangible Net Worth.

        Management and its subsidiaries shall maintain a consolidated Tangible Net Worth of at least $31,500,000 at all times.

     Section 5.6    Interest Coverage Ratio.

        WellCare shall maintain an Interest Coverage Ratio of at least 1.5 to 1 as measured on its annual audited financial statements.

Article 6. Affirmative Covenants.

        Unless otherwise consented to in writing by the Bank:

     Section 6.1    Corporate Existence.

        The Borrowers and the Guarantors shall maintain corporate existence, keep properties in good repair and maintain liability insurance, insurance against fire and such other risks as is customary with other comparable companies and reasonably satisfactory to the Bank.

     Section 6.2    Taxes and Expenses.

        The Borrowers and the Guarantors shall promptly pay all taxes (unless contested in good faith and for which adequate reserves shall be established), as well as all lawful claims for labor, materials and supplies, which if unpaid, might become a lien or charge on their properties.

     Section 6.3    Financial Reporting.

     (a)   Management shall furnish to the Bank:

        (1) within ninety (90) days after the end of each fiscal year, audited financial statements prepared by an independent certified public accountant acceptable to the Bank (this requirement can be satisfied by the delivery of a copy of Management's 10-K Report); and

        (2) within forty-five (45) days after the end of each fiscal quarter, financial statements which shall include in a comparative form, corresponding figures for the corresponding period of the preceding fiscal year which shall be in the form of Management's quarterly 10-Q Report.

     (b) WellCare and Connecticut shall furnish to the Bank within one hundred twenty (120) days of their respective fiscal year ends, audited financial statements prepared by an independent certified public accountant.

     (c) Development shall furnish to the Bank within one hundred twenty (120) days of the close of its fiscal year end, financial statements of said entity prepared on a review basis.

     (d) Management, WellCare, Connecticut and Development shall furnish to the Bank:

        (1) all reports and forms filed with respect to all pension and other employee benefit plans under ERISA except as filed in the normal course of business and that would not result in a materially adverse action required to be taken by the Pension Benefit Guaranty Corporation, and details related to information of a reportable ERISA event, as that term is defined in ERISA.

        (2)         such other information regarding their
operations, business affairs and financial condition as the Bank may reasonably request in writing in advance of any such date.

     Section 6.4    Books And Records.

        Management, WellCare, Connecticut and Development shall keep proper books and records and allow the Bank, from time to time, on reasonable notice, to inspect the their books and records.

     Section 6.5    Subsidiary Guaranty.

        Management, WellCare, Connecticut and Development shall cause any newly formed or acquired subsidiary to become a guarantor of this Loan Agreement and the Loan, which subsidiary shall then comply with all terms and conditions hereof.

     Section 6.6    ERISA Compliance.

        Management, WellCare, Connecticut and Development shall maintain compliance with ERISA.

     Section 6.7    Accounts.

        Management and WellCare shall maintain their principal depository accounts with the Bank.

     Section 6.8    Assets.

        Management and WellCare shall preserve and maintain their assets and keep the same in good order and condition.

Article 7. Negative Covenants.

        Unless consented to in writing by the Bank:

     Section 7.1    Consolidate Or Merge.

        Borrowers and Guarantors shall not consolidate with or merge into any other entity or permit any other entity to consolidate with or merge into it.

     Section 7.2    Transfers.

        Borrowers and Guarantors shall not sell, lease, assign, transfer, acquire or otherwise dispose of any assets, properties or liabilities or divest themselves of any subsidiaries except (i) transfers associated with the normal or day to day activities of the business, as presently conducted and made for full and adequate consideration or (ii) transfers not included within (i) of assets, properties or liabilities having a value of $5,000.00 or less.

     Section 7.3    Loans.

        Except for transactions within Section 3.1 (C) herein, Borrowers and Guarantors shall not invest (except cash management activities), advance, loan or make any pledge in connection with the same, whether directly or indirectly, any of their funds for any purpose, including without limitation, officer loans or create, incur, assume or suffer to exist any obligation which would constitute a contingent liability.

     Section 7.4    Guaranty.

        Borrowers and Guarantors shall not become or be liable in respect of any guaranty or endorsement, except in the ordinary course of business of negotiable instruments for deposit or collection.

     Section 7.5    Additional Debt.

        Borrowers and Guarantors shall not incur additional debt (including capital lease obligations and subsidiary debt) except debt ("Permitted Debt") which:

     (a)   Does not exceed in the aggregate with all other
Permitted Debt, $1,000,000.00;

     (b)   Is unsecured; and

     (c) Is made available on terms no more restrictive than the terms of the Loan.

     Section 7.6    Pledge of Assets.

        Borrowers and Guarantors shall not pledge any assets with the exception of purchase money security interests securing obligations not in excess of an aggregate amount of $1,000,000 in any fiscal year.

Article 8. Events of Default.

     Occurrences constituting events of default ("Events of Default") under the loan documents shall include the following:

     Section 8.1    Misrepresentation.

        Any representations or warranties made by the Borrowers or any Guarantors in loan documents or in any certificate, financial statement or other instrument delivered to the Bank by the Borrowers, the Guarantors, or any officer of any them are materially false;

     Section 8.2    Uncured Breach.

        Default in the observance or performance or the occurrence of a material breach in any of the covenants contained herein which shall have continued unremedied for a period of ten
(10) days after written notice thereof, specifying each default shall have been given to Borrowers by Bank;

     Section 8.3    Uncured Breach in Other Loan Documents.

        The occurrence of an "Event of Default" under any of the Notes;

     Section 8.4    Bankruptcy.

        Borrower or any Guarantor shall: generally not be paying debts as they become due or file a petition or seek relief under or take advantage of any insolvency law; or make an assignment for the benefit of creditors; or commence a proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator of Borrower or any Guarantor or of the whole or substantially all of Borrower's or any Guarantor's property or of any collateral pledged as security for the Notes; or if Borrower or any Guarantor shall file a petition or an answer to a petition under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or file a petition or seek relief under or take advantage of any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof; or if a Court of competent jurisdiction shall enter an order, judgment or decree appointing or authorizing a receiver, trustee, liquidator, custodian or conservator of Borrower or any Guarantor or of the whole or substantially all of Borrower's or any Guarantor's property, or any portion of the collateral pledged as security for the Notes, or enter an order for relief against Borrower or any Guarantor in any case commenced under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or grant relief under any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof and the same is not stayed or discharged within sixty (60) days of entry; or if under the provisions of any law for the relief or aid of debtors, a court of competent jurisdiction or a receiver, trustee, liquidator, custodian or conservator shall assume custody or control or take possession from Borrower or any Guarantor of all or substantially all of Borrower's or any Guarantor's property or any portion of any collateral pledged as security for the Notes; or if there is commenced against Borrower or any Guarantor any proceeding for any of the foregoing relief or if a petition is filed against Borrower or any Guarantor under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or under any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof, and such proceeding or petition remains undismissed for a period of sixty (60) days; or if Borrower or any Guarantor by any act indicates consent to, approval of or acquiescence in any such proceeding or petition.

     Section 8.5    Other Facilities.

        The occurrence of an "event of default" under any other credit facility with the Bank to which any of the Borrowers or the Guarantors are a party;

     Section 8.6    Material Change.

        A material and adverse change in the operations, business prospects or financial condition of any of the Borrowers or the Guarantors;

     Section 8.7    Bulk Transfer.

        The Bank receives a notice to creditors with regard to a bulk transfer by any Borrower or any Guarantor pursuant to
Article VI of the Uniform Commercial Code or if the Borrower shall dissolve, terminate its existence, fail, cease normal business operation or otherwise discontinue its existence;

        Upon the occurrence of an Event of Default, the Bank shall have such rights and remedies as may be available to it under the Notes or any other Loan Document or at law and in addition, may refuse to make any advances under any of the Notes upon the occurrence of any Event of Default or event which but for the passage of time, the giving of notice or both would constitute an Event of Default.

Article 9. Miscellaneous.

     Section 9.1    Collection Costs.

        In the event that the Bank shall retain or engage an attorney or attorneys to collect, enforce, or protect its interests with respect to this Agreement, the Notes, or any instrument or document delivered pursuant to this Agreement, or as to any collateral securing the Notes, the Borrowers shall pay all of the costs and expenses of such collection, enforcement, or protection, including reasonable attorneys' fees, and the Bank may take judgment for all such amounts, in addition to the unpaid principal balance of the Notes and accrued interest thereon.

     Section 9.2    Modification and Waiver.

        No modification or waiver of any provision of the Notes or of this agreement and no consent by the Bank to any departure therefrom by any Borrower shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of the Bank, and the same shall then be effective only for the period, on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

     Section 9.3    New York Law.

        The Notes, the Guaranties and this Agreement shall be construed in accordance with and governed by the laws of the State of New York.

     Section 9.4    Notices.

        All notices, requests, demands, or other communications provided for herein shall be in writing and shall be deemed to have been given when sent by registered or certified mail, return receipt requested, addressed, as the case may be, to the Bank at 66 South Pearl Street, Albany, New York 12207, Attention: Cynthia Langer, or to the Borrowers at Park West Office Complex, Hurley Avenue Extension, Kingston, New York 12401 or to such other person or address as either party shall designate to the other from time to time in writing forwarded in like manner.

     Section 9.5    Captions.

        The captions and/or headings of the various paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions and/or headings are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge, or restrict any of the provisions of this Agreement

     Section 9.6    Benefit of Agreement.

        This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Bank and their respective successors and assigns, and all subsequent holders of the Notes.

     Section 9.7    Severability.

        In the event that any provision or any portion of any provision of this Agreement shall be held invalid, illegal or enforceable under applicable law, the remainder of this Agreement shall remain valid and enforceable in accordance with its terms.

     IN WITNESS WHEREOF, The Borrowers, the Guarantors and the
Bank have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                         THE WELLCARE MANAGEMENT GROUP, INC.

                         By      /s/ Marystephanie Corsones
                         Name:    Marystephanie Corsones
                         Title:   Treasurer


                         WELLCARE OF NEW YORK, INC.

                         By      /s/ Marystephanie Corsones
                         Name:        Marystephanie Corsones
                         Title:   Treasurer


                         WELLCARE OF CONNECTICUT, INC.

                         By     /s/ Marystephanie Corsones
                         Name:   Marystephanie Corsones
                         Title:


                         WELLCARE DEVELOPMENT, INC.

                         By     /s/ Marystephanie Corsones
                         Name:   Marystephanie Corsones
                         Title:  Secretary/Treasurer


                         AGENTE BENEFIT CONSULTANTS, INC.

                         By    /s/ Marystephanie Corsones
                         Name:  Marystephanie Corsones
                         Title: Secretary/Treasurer


                         KEYBANK NATIONAL ASSOCIATION

                         By    /c/ Cynthia D. Langer
                         Name:  Cynthia D. Langer
                         Title: Senior Vice President

STATE OF NEW YORK        )
                    ) ss.:
COUNTY OF ULSTER         )

     On this 31st day of January, 1997, before me the subscriber personally appeared Marystephanie Corsones, who being by me duly sworn, did depose and say; that she resides in Kingston, New York, that she is Treasurer of The WellCare Management Group, Inc., WellCare of New York, Inc., WellCare of Connecticut, Inc. and is the Secretary/Treasurer of WellCare Development, Inc. and Agente' Benefit Consultants, Inc. the corporations described in and which executed the foregoing instrument; and that she signed her name thereto by order of the Boards of Directors of said corporations.

                         /s/ Marianne Gilday
                         NOTARY PUBLIC

                         MARIANNE GILDAY
                         Notary Public, State of New York
                         Reg. #4917920
                         Qualified in Ulster County
                         Commission Expires January 19, 1998

STATE OF NEW YORK        )
                    ) ss.:
COUNTY OF ALBANY         )

     On this 31st day of January, 1997, before me the subscriber personally appeared Cynthia D. Langer, who being by me duly sworn, did depose and say; that she resides at Delmar, New York, that she is a Senior Vice President of KeyBank National Association, the corporation described in and which executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

                         /s/ Richard C. Van Auken
                         NOTARY PUBLIC

                         RICHARD C. VAN AUKEN
                         Notary Public, State of New York
                         Qualified in Rensselaer County
                         Reg. No. 4687169
                         Commission Expires May 31, 1997